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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-19065, 333-32871, 333-41993 and 333-67451),
Form S-4 (Nos. 333-45459, 333-49687, 333-52031, 333-53681 and 333-66431) and
Form S-3 (Nos. 333-56521, 333-58865, 333-67633 and 333-74703) of The First
American Financial Corporation of our report dated February 9, 1999 appearing on page 21 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
Costa Mesa, California
March 22, 1999